Exhibit 16.1

KBL, LLP
400 N. Ashley Dr.
Suite 2625
Tampa, Florida 33602

Securities and Exchange Commission
Washington, D.C. 20549

Re:          OmniReliant Holdings, Inc. (the “Company”)

This letter will confirm that we reviewed Item 4.02 of the Company's Form 8-K dated June 20, 2008, captioned "Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” and that we agree with the statements made therein.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ KBL, LLP

Independent Registered Public Accountants

Tampa, Florida

June 26, 2008